Exhibit 10.1

AMENDED AND RESTATED INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amended and Restated Investment Management Trust Agreement (this “Agreement”) is made effective as of May 23, 2018 by and between Stellar Acquisition III Inc., a Marshall Islands corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-212377 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant, each warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “Offering”), was declared effective on August 18, 2016 by the U.S. Securities and Exchange Commission; and

WHEREAS, the Company entered into an Underwriting Agreement with Maxim Group LLC as representative of the several underwriters (the “Underwriters”) named therein (the “Underwriting Agreement”); and

WHEREAS, $70,386,222 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) was delivered to the Trustee to be deposited and held in a segregated trust account located in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Common Stock included in the Units issued in the Offering as hereinafter provided (the amount delivered to the Trustee (and any interest subsequently earned thereon), including the proceeds from any loans, and the application of accrued interest available for withdrawal, in connection with certain prior extensions (in the aggregate amount of $1,207,607, is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”) pursuant to the investment management trust agreement dated August 18, 2016 by and between the Company and the Trustee (the “Original Agreement”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $1,725,153 (subject to reduction as set forth therein), is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Underwriters upon the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company has sought the approval of its Public Stockholders at a meeting of its stockholders to: (i) extend the date before which the Company must complete a Business Combination from May 24, 2018 to August 24, 2018, on a month-by-month basis (the “Extension Amendment”) or such earlier date as determined by the board of directors (the “Board”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed a Business Combination from May 24, 2018 to August 24, 2018, on a month-by-month basis (the “Trust Amendment”);

WHEREAS, if a Business Combination is not consummated by May 24, 2018, the Board may extend such period by three one-month periods, up to a maximum of three months in the aggregate, by depositing $0.035 per share of Common Stock held by the then Public Stockholders into the Trust Account within five calendar days following the date hereof or the one month or two month anniversary of the date hereof (each, an “Applicable Deadline”) for each one month extension (each, an “Extension”), in exchange for which they will receive promissory notes; and

WHEREAS, holders of at least sixty-five percent (65%) of the Company’s outstanding shares of Common Stock approved the Extension Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend and restate the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the Trust Amendment.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee at JP Morgan Chase Bank, N.A. and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less, or in money market funds meeting the conditions of paragraphs (d)(2), (d)(3), (d)(4) and (d)(5) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder;

(d) Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and Maxim Group LLC of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Chairman of the Board or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and working capital released to us and less up to $50,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the Applicable Deadline, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and working capital released to us and less up to $50,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the Applicable Deadline, the Trustee shall keep the Trust Account open until 12 months following the date the Property has been distributed to the Public Stockholders;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property or for working capital purposes (including repayment of loans made to the Company by the Company’s sponsors or application of withdrawn or accrued interest to the sponsors’ obligation to loan the Company money in connection with an extension), which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution; so long as there is no reduction in the principal amount initially deposited in the Trust Account; provided, however, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the Republic of Marshall Islands for the Company and a written statement from the principal financial officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

2

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit E (a “Stockholder Redemption Withdrawal Instruction”), distribute to redeeming Public Stockholders the amount requested by the Company to be used to redeem shares of Common Stock from Public Stockholders in the event that the Company’s stockholders approve an amendment to the Company’s amended and restated articles of incorporation to extend the Applicable Time or liquidate the Trust Account. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(l) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), (j) or (k) above; and

(m) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit D hereto at least one calendar day prior to the latest Applicable Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter within five calendar days following the latest Applicable Deadline, to follow the instructions set forth in the Extension Letter.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer or Chief Financial Officer. In addition, except with respect to its duties under Sections 1(i), 1(j), 1(k) and 1(m) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i), 1(j), 1(k) and 1(m) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Trustee shall refund to the Company the monthly fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof;

3

(d) In connection with any vote of the Company’s stockholders regarding a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”), provide to the Trustee an affidavit or certificate of a designated Inspector of Elections from a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes for stockholder meetings verifying the vote of the Company’s stockholders regarding such Business Combination;

(e) Provide Maxim Group LLC with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement;

(g) [Reserved];

(h) [Reserved];

(i) [Reserved];

(j) Not, by amendment of its amended and restated articles of incorporation, bylaws or other agreement, through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the rights of the Public Stockholders, and will at all times in good faith carry out all of the provisions described in the Company’s amended and restated articles of incorporation, herein and in any other agreement described in the Registration Statement, in each case, as of the date hereof, and take all action as may be required to protect the rights of the Public Stockholders. For the avoidance of doubt and without limiting the generality of the foregoing, the Company will not impair the redemption rights of the Public Stockholders as described in its amended and restated articles of incorporation and in the Registration Statement, in each case, as of the date hereof, through the amendment of the Company’s amended and restated articles of incorporation or any of the agreements or arrangements described herein or otherwise, and the Company will ensure that the Public Stockholders shall at all times be granted the redemption rights as described in the Company’s amended and restated articles of incorporation, herein and in the Registration Statement, in each case, as of the date hereof.

(k) Upon receiving the written request of a Public Stockholder to do so at any time after the date hereof, provide such Public Stockholder with a copy of any instruction provided to the Trustee pursuant to Sections 1(i), 1(j), or 1(k) along with any Notification (as defined in Exhibit A), Instruction Letter (as defined in Exhibit A),  applicable flow of funds memorandum (or similar document), or any other notice delivered to the Trustee by the Company regarding the disbursement of Property from the Trust Account resulting in the Property left in the Trust Account being less than $71,593,830 plus any amount eventually deposited on account of any Extension, which, in each case, shall specify to whom the Property shall be disbursed (such written notice, a "Disbursement Notice" and the date such Public Stockholder receives a Disbursement Notice, a "Disbursement Notice Date"). Each Disbursement Notice shall be delivered to such Public Stockholder at least two business days prior to the disbursement of any Property pursuant to Sections 1(i), 1(j), or 1(k) and no Property shall be disbursed from the Trust Account prior to the date that is two business days from the applicable Disbursement Notice Date.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein;

4

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the accuracy of the information contained in the Registration Statement;

(h) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations, except pursuant to Section 1(j) hereof; or

(k) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j), 1(k) and 1(m) hereof.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

5

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof (which section may not be amended under any circumstances) and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j), 1(k) and 1(m) hereof (which may not be modified, amended or deleted without the affirmative vote of sixty five percent (65%) of the then outstanding shares of Common Stock; provided that no such amendment will affect any Public Stockholder who has otherwise indicated his election to redeem his shares of Common Stock in connection with a stockholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile or electronic mail transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Steven G. Nelson or Francis E. Wolf, Jr.

Fax No.: (212) 509-5150

6

if to the Company, to:

Stellar Acquisition III Inc.

90 Kifissias Avenue

Maroussi 15125

Athens, Greece

Attn: Prokopios (Akis) Tsirigakis

Fax No.: 30 (210) 876-4877

in each case, with copies to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Stuart Neuhauser, Esq.

Fax No.: (212) 370-7889

and

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Attn: Larry Glassberg

Fax No.: (212) 895-3783

and

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Mitchell S. Nussbaum

Fax No.: (212) 407-4990

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j) Each of the Company and the Trustee hereby acknowledges and agrees that Maxim Group LLC on behalf of the Underwriters, is a third party beneficiary of this Agreement and that the Public Stockholders are third party beneficiaries of Section 3(j) and 3(k) hereof.

(k) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

7

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis E. Wolf, Jr.
Name: Francis E. Wolf, Jr. Title: Vice President

Stellar Acquisition III Inc.

By:	/s/ George Syllantavos
Name: George Syllantavos Title: Co-Chief Executive Officer

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up fee.	Initial closing of Offering by wire transfer.	$1,500
Trustee administration fee	Payable annually. First year fee payable, at initial closing of Offering by wire transfer, thereafter by wire transfer or check.	$10,000
Transaction processing fee for disbursements to Company under Sections 1(i) and 1(j)	Deduction by Trustee from accumulated income following disbursement made to Company under Section 1	$250
Paying Agent services as required pursuant to Section 1(i)	Billed to Company upon delivery of service pursuant to Section 1(i)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30 Street

New York, New York 10004

Attn: Steven Nelson and Francis E. Wolf, Jr.

Re:	Trust Account No. Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Amended and Restated Investment Management Trust Agreement between Stellar Acquisition III Inc. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of May 23, 2018 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with ____________ (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least forty-eight (48) hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account on [insert date], and to transfer the proceeds into the trust checking account at JP Morgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust checking account at JP Morgan Chase Bank, N.A. awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held and (b) joint written instruction signed by the Company and Maxim Group LLC with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.

Very truly yours,

Stellar Acquisition III Inc.

By:
Name:
Title:

cc: Maxim Group LLC

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson and Francis E. Wolf, Jr.

Re:	Trust Account No. Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Amended and Restated Investment Management Trust Agreement between Stellar Acquisition III Inc. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of May 23, 2018 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business (“Business Combination”) within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account on [●], 20__ and to transfer the total proceeds into the trust checking account at JP Morgan Chase Bank, N.A. to await distribution to the Public Stockholders. The Company has selected [●], 20__, as the record date for the purpose of determining the Public Stockholders entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

Stellar Acquisition III Inc.

By:
Name:
Title:

cc: Maxim Group LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Francis E. Wolf, Jr. and Celeste Gonzalez

Re:	Trust Account No. Withdrawal Instruction

Gentlemen:

Pursuant to Section 1(j) of the Amended and Restated Investment Management Trust Agreement between Stellar Acquisition III Inc. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of May 23, 2018 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $[●] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds [to pay for the tax obligations as set forth on the attached tax return or tax statement] [for working capital purposes]. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Stellar Acquisition III Inc.

By:
Name:
Title:

cc: Maxim Group LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:  Steven Nelson and Francis E. Wolf, Jr.

Re:	Trust Account No. [ ] Extension Letter

Gentlemen:

Pursuant to Section 1(m) of the Amended and Restated Investment Management Trust Agreement between Stellar Acquisition III Inc. (“Company”) and Continental Stock Transfer & Trust Company, dated as of May 23, 2018 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional month, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $0.035 per share of Common Stock held by Public Stockholders, which will be wired to you, into the Trust Account investments upon receipt in connection with such extension.

This is the ____ of up to three Extension Letters.

Very truly yours,

STELLAR ACQUISITION III INC.

By:
Name:
Title:

cc: Maxim Group LLC

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor

New York, New York 10004
Attn: Steven Nelson and Francis E. Wolf, Jr.

Re:	Trust Account No. Stockholder Redemption Withdrawal Instruction

Gentlemen:

Pursuant to Section 1(k) of the Amended and Restated Investment Management Trust Agreement between Stellar Acquisition III Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of May 23, 2018 (as amended from time to time, “Trust Agreement”), the Company hereby requests that you deliver to a segregated account $     of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company requires that such funds be paid to its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with the stockholder vote to approve an amendment to the Company’s amended and restated articles of incorporation to extend the time in which the Company must complete a Business Combination or liquidate the Trust Account. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to such segregated account.

Very truly yours,

Stellar Acquisition III Inc.

By:
Name:
Title:

cc: Maxim Group LLC